This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 333-9817 and to each Prospectus dated 6/13/1997 and to each Prospectus Supplement dated  6/13/1997
                                                                               .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
June 13, 1997 TO PROSPECTUS DATED June 13, 1997
                                                                               .
Pricing Supplement:     62
                                                                               .
Dated:   3/25/1998
                                                                               .
                      Sears Roebuck Acceptance Corp.
                                                                               .
                       Medium-Term Note Series    IV
                             (Floating Rate)
                                                                               .
                   Due at least 9 months from date of issue
                                                                               .
Principal Amount of Note:               $   50,000,000
Settlement Date (Original Issue Date):   3/26/1998
Maturity Date:                           3/26/1999
                                                                               .
Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)
                                                                               .
Interest Rate Basis:                    LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
                                                                               .
Spread (plus or minus):                 -  .03000%
                                                                               .
Index Maturity:                         One(1)  Month
                                                                               .
Date Initial Interest Rate Set:          3/24/1998
                                                                               .
Interest Reset Date(s):                 Third Wednesday of each month
                                                                               .
Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      CHASE MANHATTAN BANK, N.A.
                                                                               .
Interest Payment Date(s):               Third Wednesday of each month
                                                                               .
Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:                4/15/1998
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE
                                                                               .
Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
                                                                               .
                                                                               .
                                                                               .
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